SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 16, 2009

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA                   000-49652                    65-0773383

(State or other juris-   (Commission File No.)       (IRS Employee

             diction of incorporation)                                               I.D. No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(877) 925-3482

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 16, 2009, Zaldiva, Inc., a Florida corporation (the “Company”), entered into an Investment Banking and Advisory Agreement (the “Agreement”) with Charles Morgan Securities Inc. (“Charles Morgan”).  Under the Agreement, the Company engaged Charles Morgan to provide general business advice and assistance and to use its best efforts with respect to an initial private placement of $250,000 at a price of $0.02 per share of the Company’s common stock and an additional private placement of up to $750,000 of convertible debt in or around February, 2010.

As compensation for Charles Morgan’s general business advice and assistance, the Company agreed to pay a fee of $120,000, payable in 12 monthly installments of $10,000 each, or an amount in common stock having a value of 125% of the cash payment alternative.  In addition, the Company shall issue to Charles Morgan a total of 650,000 “unregistered” and “restricted” shares of common stock, with 350,000 such shares payable at the time of the execution of the Agreement, 150,000 such shares payable on February 16, 2010, and 150,000 such shares payable on May 16, 2010.  The Company also agreed to pay an engagement fee of $30,000 payable at signing of the Agreement, and to offer to Charles Morgan a cash option to purchase up to 1,000,000 “unregistered” and “restricted” shares of the Company’s common stock at a price of $0.005 per share.

As compensation for the above-referenced capital raising activities, the Company agreed to pay Charles Morgan cash compensation equal to 10% of the aggregate purchase price of equity sold to investors, plus an additional 3% unaccountable expense allowance and cashless warrants to purchase a number of shares equal to 10% of the shares issuable by the Company at an exercise price equal to 120% of the initial price paid by investors, with the shares underlying such warrants to have piggyback registration rights.

Also on November 16, 2009, the Company and Charles Morgan entered into a Placement Agreement with respect to the above-referenced initial private placement.  In addition to the cash compensation and the unaccountable expense allowance outlined above, the Placement Agreement provides for the Company to grant to Charles Morgan warrants to purchase up to 1,250,000 shares of the Company’s common stock at a price of $0.024 per share, pursuant to the terms of the Agreement. The Company also agreed to reimburse Charles Morgan for legal fees in an amount up to $15,000.

The Agreement and the Purchase Agreement are attached hereto and incorporated by reference.  See the Exhibit Index, Item 9.01 of this Current Report.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01, above.  The Company will issue these shares in reliance on the registration from exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Exhibit Description

10.1

 Investment Banking and Advisory Agreement

10.2

Placement Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida

corporation

Date:   November 20, 2009

/s/ Nicole Leigh

                        Nicole Leigh, President